Exhibit 99.1

April 29, 2008	Investor Contact: Martie Edmunds Zakas Sr. Vice President - Strategic Planning & Investor Relations 770-206-4237 mzakas@muellerwp.com

Media Contact: John Pensec Director - Corporate Communications and Public Affairs 770-206-4240 jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL 2008 SECOND QUARTER RESULTS

(ATLANTA)—Mueller Water Products, Inc. (NYSE: MWA.B, MWA) today reported net sales of $421.6 million, income from operations of $28.0 million, and net income of $5.7 million, or $0.05 per diluted share, in its second quarter ended March 31, 2008. These results include cash restructuring charges of $1.5 million ($0.9 million after tax, or $0.01 per diluted share) comprised of severance and other costs in connection with the previously announced closure of U.S. Pipe’s manufacturing operations in Burlington, N.J. Excluding these charges, adjusted income from operations was $29.5 million and adjusted net income was $6.6 million, or $0.06 per diluted share. Summarized consolidated 2008 second quarter results compared to consolidated 2007 second quarter results are as follows:

•	Net sales for the 2008 second quarter were $421.6 million compared to $459.7 million for the 2007 second quarter.

•

Income from operations for the 2008 second quarter was $28.0 million compared to $52.9 million in the 2007 second quarter. Operating income margin was 6.6 percent in the 2008 second quarter and was 11.5 percent in the 2007 second quarter. Excluding the restructuring charges, adjusted income from operations for the 2008 second quarter was $29.5 million and adjusted operating income margin was 7.0 percent.

•

Adjusted EBITDA was $52.4 million in the 2008 second quarter compared to $78.0 million in the 2007 second quarter. Adjusted EBITDA margin for the 2008 second quarter was 12.4 percent compared to 17.0 percent in the 2007 second quarter.

1200 Abernathy Road, N.E. | Suite 1200 | Atlanta, GA 30328

www.muellerwaterproducts.com

•

Net income per diluted share was $0.05 for the 2008 second quarter compared to net income per diluted share of $0.16 in the 2007 second quarter. Excluding the restructuring charges, adjusted net income per diluted share was $0.06 for the 2008 second quarter.

•	Net debt as of March 31, 2008 was $978.2 million compared with $1,059.2 million as of March 31, 2007.

“Our second quarter results reflect the current condition of residential construction, rising raw material costs and the general uncertainty of the economy,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products, Inc. “We believe we are taking the right steps operationally to deal with these factors, by reducing both fixed and variable costs to address declines in volumes, and implementing price increases to help counteract rising raw material costs. These initiatives are essential for today’s economic environment and should enhance our profitability when the market rebounds.”

Second Quarter Consolidated Operating Results

Net sales decreased $38.1 million year-over-year due to lower shipment volumes principally attributable to the continued difficulties associated with residential construction. This decrease was partially offset by slightly higher pricing and the favorable impact of Canadian currency exchange rates.

The declines in operating income and related margin were primarily attributable to reduced shipments and significantly higher raw material costs. Cost reductions of $10.8 million offset the negative impact of reduced production.

Second Quarter Segment Results

Mueller Co. Segment

Net sales for the Mueller Co. segment were $168.9 million in the 2008 second quarter compared to $195.9 million in the 2007 second quarter. Net sales declined primarily due to reduced volume of $31.7 million, partially offset by higher pricing and favorable Canadian currency exchange rates. Shipment volumes of iron gate valves, hydrants and brass service products in the quarter were below prior year primarily due to the soft market associated with the continued downturn in residential construction.

Income from operations of $27.4 million and EBITDA of $39.7 million in the 2008 second quarter compare to income from operations of $42.8 million and EBITDA of $55.8 million in the 2007 second quarter. Volume declines reduced operating income by approximately $12.7 million. Higher sales pricing of $2.8 million did not offset a $4.2 million increase in the cost of raw materials and purchased components. The negative impact of reduced production was partially offset by cost reductions of $4.5 million.

U.S. Pipe Segment

Net sales for the U.S. Pipe segment were $114.2 million in the 2008 second quarter compared to $129.7 million in the 2007 second quarter primarily as a result of lower ductile iron pipe shipments.

Loss from operations of $2.8 million in the 2008 second quarter includes cash restructuring charges of $1.5 million comprised of severance and other costs related to the closure of the Burlington manufacturing operations. Excluding the restructuring charges, adjusted loss from operations was $1.3 million and adjusted EBITDA was $4.1 million. These results compare to income from operations of $6.8 million and EBITDA of $13.0 million in the 2007 second quarter. The 2008 second quarter results were negatively impacted by increased raw material costs of $7.5 million and lower shipments of ductile iron pipe. Cost savings of $6.3 million realized during the quarter helped reduce the impact of higher raw material costs, lower volume and other factors.

Anvil Segment

Net sales for the Anvil segment were $138.5 million in the 2008 second quarter compared to $134.1 million in the 2007 second quarter. This increase was driven primarily by the favorable impact of Canadian currency exchange rates and higher sales pricing. Income from operations of $12.9 million and EBITDA of $17.9 million in the 2008 second quarter compare to income from operations of $13.6 million and EBITDA of $19.3 million in the 2007 second quarter.

Burlington Closure Restructuring Charges

In November 2007, the Company announced its intention to close U.S. Pipe’s manufacturing operations in Burlington while retaining the facility as a full-service distribution center for customers in the Northeast. In connection with this action, the Company also announced its intention to record restructuring charges of approximately $19.0 million. In the 2008 second quarter, the Company recorded $1.5 million of cash restructuring charges. Year-to-date, the Company has recorded $17.7 million total restructuring charges, of which $14.8 million are asset impairment charges and $2.9 million are cash charges related to employee severance and other closure costs. The Company expects to incur the remaining expenses throughout the remainder of fiscal 2008.

Interest Expense, Net

Interest expense, net of interest income, was $18.1 million in the 2008 second quarter compared to $21.1 million in the 2007 second quarter. Interest expense declined as a result of lower interest rates and lower average net debt outstanding.

Income Tax Expense

The effective income tax rate was 42.4 percent in the 2008 second quarter compared to 43.7 percent in the 2007 second quarter.

Use of Non-GAAP Measures

The Company presents certain non-GAAP measures, including adjusted EBITDA, adjusted income from operations, adjusted net income, adjusted operating income margin and net debt. Adjusted EBITDA represents income before depreciation, amortization, interest expense, interest income, income taxes, and restructuring charges relating to the announced closing of U.S. Pipe’s manufacturing operations in Burlington, N.J. The Company presents adjusted EBITDA because it is an important supplemental measure of performance and management believes it is frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted income from operations, adjusted net income and adjusted operating income margin exclude restructuring charges. Net debt is total debt outstanding less cash and cash equivalents.

In addition, the Company’s credit agreement uses its definition of EBITDA to measure compliance with covenants, such as interest coverage and debt incurrence. A form of EBITDA also is widely used by the Company and others in its industry to evaluate and price potential acquisition candidates. Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

Adjusted EBITDA does not reflect the Company’s cash expenditures or future requirements for capital expenditures or contractual commitments. Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs.

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies may calculate adjusted EBITDA differently than the Company, limiting its usefulness as a comparative measure.

Adjusted EBITDA is a measure of performance that is not required by, or presented in accordance with GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, April 30, 2008 at 9:00 a.m. EDT. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the Company’s leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its Web site at www.muellerwaterproducts.com. Investors interested in participating on the call should log on to the Web site several minutes before the start of the call. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results in future periods of Mueller Water Products, Inc. to differ materially from forecasted results. Those risks include, among others, changes in customer orders and demand for our products; changes in raw material prices, labor, equipment and transportation costs; pricing actions by the Company and its competitors; changes in law; the ability to attract and retain management and employees; the inability to successfully execute management strategies with respect to cost containment, production increases or decreases, inventory control, the integration of acquired businesses, and the construction of a new manufacturing plant; and general changes in economic conditions or residential construction. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

About Mueller Water Products

Mueller Water Products is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Its broad product portfolio includes engineered valves, hydrants, ductile iron pipe and pipe fittings, which are utilized by municipalities, as well as the commercial and residential construction, oil and gas, HVAC and fire protection industries. With annual net sales of approximately $1.8 billion, the Company is comprised of three operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 6,500 people. Mueller Water Products Series B common stock and Series A common stock trade on the New York Stock Exchange under the ticker symbols MWA.B and MWA, respectively. For more information about Mueller Water Products, please visit the Company’s Web site at www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in millions)

	March 31, 2008	September 30, 2007

Assets:
Cash and cash equivalents	$119.6	$98.9
Receivables, net	270.7	302.1
Inventories	480.4	453.5
Deferred income taxes	34.3	29.2
Other current assets	58.5	66.3

Total current assets	963.5	950.0
Property, plant and equipment, net	339.8	351.8
Identifiable intangible assets, net	804.6	819.3
Goodwill	871.1	870.6
Other noncurrent assets	18.2	17.5

Total assets	$2,997.2	$3,009.2

Liabilities and stockholders’ equity:
Current portion of long-term debt	$6.1	$6.2
Accounts payable	124.8	112.3
Other current liabilities	84.7	121.8

Total current liabilities	215.6	240.3
Long-term debt	1,091.7	1,094.3
Deferred income taxes	304.5	307.3
Other noncurrent liabilities	80.3	56.3

Total liabilities	1,692.1	1,698.2

Commitments and contingencies
Common stock:
Series A	0.3	0.2
Series B	0.9	0.9
Additional paid-in capital	1,425.3	1,422.0
Accumulated deficit	(121.2)	(124.8)
Accumulated other comprehensive income	(0.2)	12.7

Total stockholders’ equity	1,305.1	1,311.0

Total liabilities and stockholders’ equity	$2,997.2	$3,009.2

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended March 31,		Six months ended March 31,
	2008	2007	2008	2007
Net sales	$421.6	$459.7	$833.9	$871.6
Cost of sales	322.8	341.9	640.7	646.1

Gross profit	98.8	117.8	193.2	225.5
Operating expenses:
Selling, general and administrative	69.3	64.9	131.1	123.6
Restructuring	1.5	—	17.7	—

Total operating expenses	70.8	64.9	148.8	123.6

Income from operations	28.0	52.9	44.4	101.9
Interest expense, net	18.1	21.1	37.3	41.5

Income before income taxes	9.9	31.8	7.1	60.4
Income tax expense	4.2	13.9	3.0	25.5

Net income	$5.7	$17.9	$4.1	$34.9

Basic and diluted net income per share	$0.05	$0.16	$0.04	$0.30

Weighted average shares outstanding:
Basic	115.1	114.7	115.0	114.6

Diluted	115.4	114.7	115.4	114.7

Dividends declared per share	$0.0175	$0.0175	$0.0350	$0.0350

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

SIX MONTHS ENDED MARCH 31, 2008

(UNAUDITED)

(in millions)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total
Balance at September 30, 2007	$1.1	$1,422.0	$(124.8)	$12.7	$1,311.0
Ajustment to adopt FASB Interpretation No. 48	—	—	(0.5)	—	(0.5)

Balance at October 1, 2007	1.1	1,422.0	(125.3)	12.7	1,310.5
Net income	—	—	4.1	—	4.1
Dividends declared	—	(4.0)	—	—	(4.0)
Stock-based compensation	—	6.4	—	—	6.4
Stock issued under stock compensation plans	0.1	0.9	—	—	1.0
Net unrealized loss on derivatives	—	—	—	(9.7)	(9.7)
Foreign currency translation adjustments	—	—	—	(1.7)	(1.7)
Minimum pension liability	—	—	—	(1.5)	(1.5)

Balance at March 31, 2008	$1.2	$1,425.3	$(121.2)	$(0.2)	$1,305.1

MUELLER WATER PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in millions)

	Six months ended March 31,
	2008	2007
Operating activities:
Net income	$4.1	$34.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31.8	35.0
Amortization of identifiable intangible assets	14.7	14.5
Restructuring	14.8	—
Stock-based compensation	6.4	5.2
Accretion on debt	—	5.4
Deferred income taxes	(0.9)	6.6
Other, net	1.8	3.9
Changes in assets and liabilities:
Receivables	30.5	53.1
Inventories	(28.9)	(50.8)
Other current assets and other noncurrent assets	3.8	(1.5)
Accounts payable, other current liabilities and other noncurrent liabilities	(17.4)	(49.6)

Net cash provided by operating activities	60.7	56.7

Investing activities:
Capital expenditures	(37.3)	(42.5)
Acquisition of business, net of cash acquired	—	(22.5)
Proceeds from sales of property, plant, and equipment	7.2	—

Net cash used in investing activities	(30.1)	(65.0)

Financing activities:
Increase (decrease) in outstanding checks	(4.1)	3.9
Payments of long-term debt	(2.6)	(4.3)
Proceeds from issuance of common stock	1.0	—
Dividends to stockholders	(4.0)	(4.0)

Net cash used in financing activities	(9.7)	(4.4)

Effect of exchange rate changes on cash	(0.2)	0.5

Net change in cash and cash equivalents	20.7	(12.2)
Cash and cash equivalents at beginning of period	98.9	81.4

Cash and cash equivalents at end of period	$119.6	$69.2

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended March 31, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$168.9	$114.2	$138.5	$—	$421.6

Income (loss) from operations	$27.4	$(2.8)	$12.9	$(9.5)	$28.0

Interest expense, net					(18.1)
Income tax expense					(4.2)

Net income					$5.7

Net income per diluted share					$0.05

Capital expenditures	$4.4	$13.9	$2.2	$—	$20.5

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$27.4	$(2.8)	$12.9	$(9.5)	$28.0
Restructuring charges	—	1.5	—	—	1.5

Adjusted income (loss) from operations	27.4	(1.3)	12.9	(9.5)	29.5
Depreciation and amortization	12.3	5.4	5.0	0.2	22.9

Adjusted EBITDA	$39.7	$4.1	$17.9	$(9.3)	$52.4

Adjusted net income, excluding restructuring charges:
Net income					$5.7
Restructuring charges—$1.5 million, net of tax					0.9

Adjusted net income, excluding restructuring charges					$6.6

Adjusted net income per diluted share, excluding restructuring charges					$0.06

Net debt (end of period):
Current portion of long-term debt					$6.1
Long-term debt					1,091.7

Total debt					1,097.8
Less cash and cash equivalents					(119.6)

Net debt					$978.2

	Three months ended March 31, 2007
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$195.9	$129.7	$134.1	$—	$459.7

Income (loss) from operations	$42.8	$6.8	$13.6	$(10.3)	$52.9

Interest expense, net					(21.1)
Income tax expense					(13.9)

Net income					$17.9

Net income per diluted share					$0.16

Capital expenditures	$5.7	$12.1	$3.7	$1.0	$22.5

Non-GAAP results:
EBITDA:
Income (loss) from operations	$42.8	$6.8	$13.6	$(10.3)	$52.9
Depreciation and amortization	13.0	6.2	5.7	0.2	25.1

EBITDA	$55.8	$13.0	$19.3	$(10.1)	$78.0

Net debt (end of period):
Current portion of long-term debt					$8.9
Long-term debt					1,119.5

Total debt					1,128.4
Less cash and cash equivalents					(69.2)

Net debt					$1,059.2

MUELLER WATER PRODUCTS, INC.

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Six months ended March 31, 2008
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$330.5	$224.9	$278.5	$—	$833.9

Income (loss) from operations	$52.2	$(18.1)	$28.8	$(18.5)	$44.4

Interest expense, net					(37.3)
Income tax expense					(3.0)

Net income					$4.1

Net income per diluted share					$0.04

Capital expenditures	$8.8	$23.0	$5.5	$—	$37.3

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$52.2	$(18.1)	$28.8	$(18.5)	$44.4
Restructuring charges	—	17.7	—	—	17.7

Adjusted income (loss) from operations	52.2	(0.4)	28.8	(18.5)	62.1
Depreciation and amortization	24.9	11.3	10.0	0.3	46.5

Adjusted EBITDA	$77.1	$10.9	$38.8	$(18.2)	$108.6

Adjusted net income, excluding restructuring charges:
Net income					$4.1
Restructuring charges—$17.7 million, net of tax					10.7

Adjusted net income, excluding restructuring charges					$14.8

Adjusted net income per diluted share, excluding restructuring charges					$0.13

Net debt (end of period):
Current portion of long-term debt					$6.1
Long-term debt					1,091.7

Total debt					1,097.8
Less cash and cash equivalents					(119.6)

Net debt					$978.2

	Six months ended March 31, 2007
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$358.0	$246.1	$267.5	$—	$871.6

Income (loss) from operations	$78.5	$14.0	$26.6	$(17.2)	$101.9

Interest expense, net					(41.5)
Income tax expense					(25.5)

Net income					$34.9

Net income per diluted share					$0.30

Capital expenditures	$12.4	$19.9	$8.8	$1.4	$42.5

Non-GAAP results:
EBITDA:
Income (loss) from operations	$78.5	$14.0	$26.6	$(17.2)	$101.9
Depreciation and amortization	25.7	11.7	11.6	0.5	49.5

EBITDA	$104.2	$25.7	$38.2	$(16.7)	$151.4

Net debt (end of period):
Current portion of long-term debt					$8.9
Long-term debt					1,119.5

Total debt					1,128.4
Less cash and cash equivalents					(69.2)

Net debt					$1,059.2